      As filed with the Securities and Exchange Commission on April 5, 2000
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                EXACTIS.COM, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                        84-1359618
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                 --------------

                          717 - 17TH STREET, SUITE 500
                                DENVER, CO 80202
                                 (303) 675-2300
                    (Address of principal executive offices)

                                 --------------

                             1996 STOCK OPTION PLAN
                             1997 STOCK OPTION PLAN
                           1999 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                              E. THOMAS DETMER, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          717 - 17TH STREET, SUITE 500
                                DENVER, CO 80202
                                 (303) 675-2300

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   Copies to:

                            JAMES C.T. LINFIELD, ESQ.
                              LAURA M. MEDINA, ESQ.
                              JOHN W. BENDER, ESQ.
                               COOLEY GODWARD LLP
                         2595 CANYON BOULEVARD, SUIT 250
                             BOULDER, COLORADO 80302
                                 (303) 546-4000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                           Proposed Maximum           Proposed Maximum
    Title of Securities                                        Offering                  Aggregate                 Amount of
     to be Registered        Amount to be Registered      Price per Share (1)        Offering Price (1)         Registration Fee
---------------------------- ------------------------- -------------------------- ------------------------- ------------------------
  Common Stock, par value
      $.01 per share             4,202,264 shares               $13.45                  $56,535,752                $14,925.44
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options granted pursuant to Exactis.com, Inc.'s (i) 1996 Stock Option Plan, (ii) 1997 Stock Option Plan and (ii) 1999 Equity Incentive Plan, and (b) the average of the high and low prices of Registrant's Common Stock on April 3, 2000 as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Act).

The following chart illustrates the calculation of the registration fee:

                                                                                            AGGREGATE OFFERING
          TYPE OF SHARES                NUMBER OF SHARES       OFFERING PRICE PER SHARE           PRICE
----------------------------------- ------------------------- ---------------------------- --------------------
Shares issuable pursuant to
  outstanding options under the
  1996 Stock Option Plan                       70,694                   $1.25                     $88,368

Shares issuable pursuant to
  outstanding options under the
  1997 Stock Option Plan                    1,187,171                   $3.09                  $3,668,358

Shares issuable pursuant to
  outstanding options under the
  1999 Equity Incentive Plan                  934,400                  $14.92                 $13,941,248

Shares reserved for future
  issuance pursuant to the
  1999 Equity Incentive Plan                1,509,999                  $21.78                 $32,887,778

Shares reserved for future
  issuance pursuant to the
  1999 Employee Stock Purchase Plan           500,000                  $11.90                  $5,950,000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Exactis.com, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000.

(b) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed November 8, 1999, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

(c)  The Company's Current Report on Form 8-K, filed on March 10, 2000.





                                       2.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                            DESCRIPTION OF SECURITIES

     Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Boulder, Colorado. As of the date of this Registration Statement, attorneys at Cooley Godward are the beneficial owners, through investment partnerships, of approximately 6,000 shares of common stock, and individual members and associates of Cooley Godward beneficially own an aggregate of 950 shares of the Registrant's Common Stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Restated Certificate of Incorporation and Amended and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware ("Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

     The Registrant has entered into indemnity agreements with each of its directors and officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the


                                       3.

Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

     The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

                       EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                                    EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
     4.1       Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's
               Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No.
               000-27993)).

     4.2       Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's  Annual
               Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No.
               000-27993)).

     5.1       Opinion of Cooley Godward LLP.

    23.1       Consent of KPMG LLP.

    23.2       Consent of Cooley Godward LLP (included in Exhibit 5.1).

    24         Power of Attorney is contained on the signature pages.

    99.1       1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No. 000-27993)).

    99.2       1997 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No. 000-27993)).

    99.3       1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No. 000-27993)).

    99.4       1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant's
               Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No.
               000-27993)).

                                       4.

                                  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       5.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 5, 2000.

                                       EXACTIS.COM, INC.

                                       By:    /s/ E. Thomas Detmer, Jr.
                                              -------------------------------
                                       Title: President and Chief Executive
                                                Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Thomas Detmer, Jr. and E. Kenneth W. Edwards, Jr., and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                     TITLE                         DATE
                   ---------                                     -----                         ----

    /s/ Adam Goldman                             Chairman of the Board of Directors        April 5, 2000
------------------------------------
    Adam Goldman


    /s/ E. Thomas Detmer, Jr.                    President, Chief Executive Officer        April 5, 2000
------------------------------------             and Director (Principal Executive
    E. Thomas Detmer, Jr.                        Officer)


    /s/ Kenneth W. Edwards, Jr.                  Chief Financial Officer, Secretary        April 5, 2000
------------------------------------             and Treasurer (Principal Financial
    Kenneth W. Edwards, Jr.                      and Accounting Officer)


    /s/ Pierric D. Beckert                       Director                                  April 5, 2000
------------------------------------
    Pierric D. Beckert


    /s/ Linda Fayne Levinson                     Director                                  April 5, 2000
------------------------------------
    Linda Fayne Levinson


    /s/ David D. Williams                        Director                                  April 5, 2000
------------------------------------
    David D. Williams

                                       6.

                                                   EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
     4.1       Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's
               Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No.
               000-27993)).

     4.2       Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's  Annual
               Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No.
               000-27993)).

     5.1       Opinion of Cooley Godward LLP.

    23.1       Consent of KPMG LLP.

    23.2       Consent of Cooley Godward LLP (included in Exhibit 5.1).

    24         Power of Attorney is contained on the signature pages.

    99.1       1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No. 000-27993)).

    99.2       1997 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No. 000-27993)).

    99.3       1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No. 000-27993)).

    99.4       1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant's
               Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No.
               000-27993)).

                                       7.